Exhibit 10.2

ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of March 31, 2005 (the “Closing Date”), by and among Clearant, Inc., a Nevada corporation formerly known as Bliss Essentials Corp. (the “Seller”), and Thomas Gelfand, Howard Gelfand and Kathleen Rufh, individuals residing in British Columbia, Canada (each, a “Buyer” and collectively, the “Buyers”), with reference to the following recitals:

     A. Buyers and Seller are parties to the Merger Agreement with Clearant, Inc., a California corporation (“Clearant”) of even date herewith, a copy attached hereto as Exhibit A.

     B. Seller owns and operates a soap, detergent, cosmetic, and perfume business (the “Business”) located at 5050 Kingsway, 2nd Floor, Burnaby, British Columbia, Canada V5H 4H2.

     C. Subject to the terms and conditions set forth herein, Seller desires to sell to Buyers, jointly, and Buyers desire to acquire from Seller, the tangible and intangible assets, as set forth hereinbelow, and jointly and severally to assume all of the liabilities held in connection with the operation of the Business.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree to the foregoing and as follows:

ARTICLE 1:   SALE AND PURCHASE

     1.1. Business Assets. Subject to and in reliance upon the representations, warranties and agreements herein set forth, and subject to the terms and conditions herein contained, as of the Effective Date (defined below), Seller does hereby grant, convey, sell, assign, transfer and deliver to Buyers, jointly, all interests of Seller in all assets, privileges, rights, interests, and claims, real and personal, tangible and intangible, of every type and description, wherever located, including Seller’s business and goodwill (except for any cash in excess of US$75,000 in any account maintained by or on behalf of the Seller), used or held for use in the business and operations of the Business (collectively, the “Business Assets”) including, without limitation, the following:

          (a) Tangible Personal Property. All interests in all equipment, furniture, fixtures, office materials and supplies, computer equipment, and software, hardware, spare parts and other tangible personal property of every kind and description, used or held for use in connection with the Business (collectively, the “Tangible Personal Property”).

          (b) Contracts. Those contracts and agreements used in connection with the Business (collectively, the “Contracts”).

          (c) Intangible Property. All interests in all trademarks, trade names, slogans, logotypes and other intangible rights, previously or presently used or held for use in connection with the Business, including, without limitation, the name “Bliss,” “Bliss Essentials,” and “blissessentialscorp.com.” (collectively, the “Intangible Property”).

          (d) Accounts Receivable. All accounts receivable, and any evidences thereof, relating to the Business (collectively, the “Receivables”).

          (e) Files and Records. All files and other records of Seller relating to the Business, including, without limitation, all customer lists, reports, specifications, statistics, promotional graphics, original art work, and other advertising, marketing or related materials, and all other technical information concerning the Business (collectively, the “Files and Records”). For the sake of clarity, such files and records shall not include any and all corporate books and records of the Seller, its minute book, records of directors’ and stockholders’ actions, stock transfer records, governmental and regulatory filings, tax returns and correspondence with any taxing agencies, corporate seal, accounting records, bank statements, and all other financial records of Seller.

          (f) Claims. Any and all claims and rights against third parties if and to the extent that they relate to the Business, including, without limitation, all rights under manufacturers’ and vendors’ warranties (the “Claims”).

          (g) Prepaid Items. All deposits, prepaid expenses and prepaid expenses relating to the Business (the “Prepaid Items”).

          (h) Goodwill. All goodwill in, and going concern value of, the Business (the “Goodwill”).

     1.2. Liabilities. The Business Assets shall be sold and conveyed to Buyers inclusive of all liabilities related thereto (collectively, the “Liabilities”) and of all related liens, security interests, restrictions, prior assignments, claims and encumbrances of any kind or type (collectively, the “Liens”). It is expressly understood and agreed that the Buyers shall be responsible, jointly and severally, and that the Seller shall not be liable, for any of the obligations or liabilities of Seller of any kind or nature, including, without limitation, any of the following debts, duties, liabilities, or obligations that arose prior to the date of this Agreement, or arose or will arise out of the ownership or operation of the Business at any time or use of the Business Assets: (i) payroll expenses or liabilities; (ii) any tax whatsoever, including, without limitation, any tax liability, fees or other assessments owed to the U.S. Internal Revenue Service, the State of Navada, the Canada Revenue Agency, the Province of British Columbia, or any other local, state, provincial, territorial, federal, or other government or governmental agency; (iii) product liability; (iv) loans secured by the Business Assets or any portion thereof; and/or (v) liability to employees, including, without limitation, sick leave, vacation benefits, health care benefits (including under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended), other accrued employee benefits, or employee liability claims, all of which shall be included within the definition of “Liabilities.”

     1.3. Purchase Price. The purchase price (the “Purchase Price”) to be paid for the Business Assets shall be:

          (a) the tender, to the Seller for cancellation, of 8,470,000 shares of the Seller’s Common Stock owned of record and beneficially by the Buyers;

          (b) the assumption by the Buyers of all of Seller’s duties and obligations under or associated with the Liabilities or the Business Assets and the release of the Seller and the Seller’s remaining assets from any and all of the Liens; and

          (c) the defense and indemnification of the Seller by the Buyers, jointly and severally, against all of the Liabilities.

     1.4. Allocation of Purchase Price. Buyers and Seller agree to allocate the Purchase Price in accordance with the respective fair market values of the Business Assets and the goodwill being purchased and sold in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) as set forth on Schedule 1.3(c) attached hereto. Buyers and Seller each further agree to file their respective federal income tax returns and its other tax returns reflecting such allocation.

     1.5. Effective Date. On the Closing Date, Seller shall file with the Securities and Exchange Commission (“SEC”) pursuant to Regulation 14C promulgated by the SEC a preliminary information statement with regard to the sale and purchase of the Business Assets, as provided for herein. The transactions contemplated herein shall be effective on the 20th day following the filing with the SEC and distribution to Seller’s stockholders of a definitive information statement (the “Effective Date”).

ARTICLE 2:   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyers as follows:

     2.1. Company Status. Seller is a corporation validly existing and in good standing under the laws of the State of Nevada. Seller has the requisite power to carry on the Business as it is now being conducted and to own and operate it assets, and Seller have the requisite power to enter into and complete the transactions contemplated by this Agreement, except as may be limited by principles of equity, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally.

     2.2. Authority. All corporate actions necessary to be taken by or on the part of Seller in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each Buyer, jointly and severally, represents and warrants to Seller as follows:

     3.1. Status. The Buyers are individuals with all requisite power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

     3.2. Enforceability. This Agreement has been duly and validly executed and delivered by the Buyers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyers are a party constitute the valid and legally binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms, except as may be limited by principles of equity, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally. The execution, delivery and performance by the Buyers of this Agreement and the agreements provided for herein, and the consummation by the Buyers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both,

(a) violate the provisions of any law, rule or regulation applicable to the Buyers; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyers or Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Buyers are a party or by which the Buyers may be bound, or any indenture, mortgage, deed of trust or other instrument or agreement to which Seller is a party on or before the Closing Date and by which Seller may be bound after the Closing Date .

     3.3. Litigation. There are no suits, arbitrations, administrative charges or other legal proceedings, claims, or governmental investigations pending against, or, to the best knowledge of Buyers, threatened against, Buyers.

     3.4. Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by the Buyers and that are necessary for the execution and delivery by the Buyers of this Agreement or any documents to be executed and delivered by the Buyers in connection therewith have been, or prior to the Effective Date will be, obtained and satisfied.

     3.5. No Brokers. No broker or finder has acted for the Buyers in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements, or understandings made by or on behalf of the Buyers.

     3.6. Compliance with the Law. To the best of each Buyer’s knowledge, the operations of the Business have been conducted in accordance with all applicable laws, regulations, and other requirements of the United States of America and of all states, municipalities, and other political subdivisions and agencies thereof, and Canada and of all provinces, territories, municipalities, and other political subdivisions and agencies thereof, having jurisdiction over the Business. No Buyer has any knowledge of any notice of any asserted present or past violation of any applicable foreign, domestic, federal, state, provincial, territorial, or local statute, law, or regulation (including, without limitation, OSHA and environmental laws, any applicable building, zoning or other law, ordinance or regulation) with respect to the Business or the Seller prior to the Closing Date.

ARTICLE 4:   CONDITIONS TO SELLER’S OBLIGATIONS AT CLOSING

     The obligations of the Seller to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction on or before the Closing Date of the following conditions by Buyers:

     4.1. Representations and Warranties. All representations and warranties of Buyers made herein are true and correct as of the Closing Date and will continue to be true and correct until the Effective Date.

     4.2. Release of Claims. Each Buyer shall execute and deliver a General Release, the form of which is attached hereto as Exhibit B, that releases Seller from any and all claims that may exist or hereinafter arise against the Seller by the Buyers in their capacities as officers, directors, or employees of the Seller or in connection with the transaction contemplated hereby.

Notwithstanding the foregoing, the Buyers shall not waive any statutory rights to which they are entitled as former officers and directors of the Seller.

     4.3. Officer’s Certificate. Each Buyer shall execute and deliver an Officer’s Certificate in favor of (a) all stockholders of Seller, (b) the Seller, (c) Clearant, and its successors and assigns, and (d) Clearant’s shareholders, which provides that all of the Seller’s representations and warranties in the Merger Agreement were true and correct as of the date of execution of the Merger Agreement and the closing of the transaction contemplated in the Merger Agreement.

ARTICLE 5:   ITEMS TO BE DELIVERED ON THE CLOSING DATE

     5.1. Deliveries by Seller. On the Closing Date, Seller shall deliver to Bryan Cave LLP (“Escrow Holder”), the following:

          (a) a Bill of Sale for transfer to Buyers, jointly, the Tangible Personal Property and Files and Records, in the form attached hereto as Exhibit C;

          (b) An Assignment and Assumption Agreement for transfer by Seller and assumption by Buyers, jointly and severally, of the Contracts, Intangible Property, Receivables, Claims, Prepaid Items and Goodwill, in the form attached hereto as Exhibit D (the “Assignment”); and

          (c) good funds in the amount of $75,000.

          5.2. Deliveries by Buyers. On the Closing Date, the Buyers shall deliver to the Escrow Holder, the following:

          (a) original stock certificates evidencing 8,530,000 shares of the Seller’s Common Stock, duly endorsed such that the Seller, then and there, shall be entitled to the transfer thereof to its treasury for cancellation;

          (b) the Assignment duly executed by each Buyer; and

          (c) a written consent of each Buyer, effective as of the Effective Date, approving the transactions provided for in this Agreement executed by each Buyer, in the form attached hereto as Exhibit E.

     5.3. Effective Date5.4. . On the Effective Date, the Escrow Holder shall deliver to Seller all item received from Buyers, and shall deliver to Buyers all items received from Seller, as provided hereinabove.

ARTICLE 6:   INDEMNIFICATION

     From and after the Closing Date, each Buyer, jointly and severally, shall indemnify, defend, and hold harmless Seller and its shareholders, officers, directors, managers, constituent members, constituent partners, beneficiaries, trustees, affiliates, agents, employees, representatives, assigns, attorneys, heirs, predecessors, and successors (collectively, “Seller Indemnified Parties”) from and against any and all claims, demands, actions, causes of action, judgments, settlements, losses, damages, liabilities, compromises, injuries, lawsuits, deficiencies, obligations, costs, and expenses, including without limitation reasonable attorneys’ fees, expert witness fees, and related costs as incurred by Seller, or any Seller Indemnified Party, including any and all costs associated with defense of Seller or any Seller Indemnified Party, or any other claim before a bankruptcy court or other court, trustee, or receiver (collectively, “Indemnity Claims”), whether such Indemnity Claims are fixed or contingent, that Seller or any Seller Indemnified Party shall incur or suffer, that arise out of, result from, or relate to:

          (a) any breach of, or failure by any Buyer to perform, any of its representations, warranties, covenants, or agreements set forth in this Agreement;

          (b) any event or circumstance occurring prior to the Closing Date that arises out of or is attributable or related to Seller;

          (c) any event or circumstance that arises out of or is attributable or related to the operation or ownership of the Business or Business Assets; and/or

          (d) any of the Liabilities and/or Liens.

ARTICLE 7:   SURVIVAL

     7.1. Survival. The representations, warranties, and indemnifications contained in this Agreement, or in any certificate, agreement, or other document or instrument delivered pursuant thereto, shall survive the Closing Date, the Effective Date, any investigation conducted by any party hereto, and any information which any party may receive.

ARTICLE 8:   MISCELLANEOUS

     8.1. Expenses. Each party hereto shall bear all of his, her, or its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting, and legal fees incurred in connection herewith.

     8.2. Further Assurances. From time to time prior to, on and after the date hereof, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the date hereof, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby. The parties hereto shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

ARTICLE 9:   GENERAL PROVISIONS

     9.1. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party hereto. In the event of any such assignment by either party, such assignee shall assume in writing, in form and substance reasonably acceptable to the other party hereto, all of the obligations of such assigning party hereunder. For purposes of this Agreement, “Buyers” or “Seller,” as the case may be, shall be deemed to include such assignee and in furtherance thereof, such assignee shall be deemed to have made all of such assigning party’s representations, warranties, covenants, and agreements in this Agreement. Nothing in this Agreement is intended to confer on any person or entity not a party hereto any rights or remedies by reason of this Agreement.

     9.2. Amendments; Waivers. The terms, covenants, representations, warranties, and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     9.3. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received (i) when personally served, (ii) when received by facsimile transmission, or (iii) when delivered by Federal Express or a similar overnight courier service, expenses prepaid, addressed as set forth below:

          (a) if to Seller, then to:

Clearant, Inc.
Attention: CEO
11111 Santa Monica Boulevard, Suite 650
Los Angeles, CA 90025
Fax number: (310) 479-2959

with a copy to:
(which shall not constitute notice)

Greenberg Traurig, LLP
Attention: John C. Kirkland, Esq.
2450 Colorado Avenue
Suite 400 East
Santa Monica, CA 90404
Fax number: (310) 586-7800

          (b) if to Buyers, then to:

Thomas Gelfand
Howard Gelfand
Kathleen Rufh
5050 Kingsway, 2nd Floor
Burnaby, British Columbia, Canada
V5H 4H2
Fax number: (604) 681-8445

     Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

     9.4. Captions; Number and Gender. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. In this Agreement, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.

     9.5. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

     9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     9.7. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

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     9.8. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

     Seller:

CLEARANT, INC., a Nevada corporation

By:
Thomas Gelfand
Chairman, President & CEO

By:

Howard Gelfand
Secretary, Treasurer & CFO

By:

Kathleen Rufh, Vice President

Buyers:

THOMAS GELFAND

HOWARD GELFAND

KATHLEEN RUFH